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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934





        Date of Report (Date of earliest event reported) January 23, 2004
                                                         ----------------



                MIDLAND COGENERATION VENTURE LIMITED PARTNERSHIP
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



           MICHIGAN                  33-37977                 38-2726166
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(State or other jurisdiction        (Commission         (I.R.S. Employer  File
    of incorporation)                  Number)            Identification No.)




  100 PROGRESS PLACE, MIDLAND, MICHIGAN                         48640
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 (Address of principal executive offices)                     (Zip Code)



Registrant's telephone number, including area code:     (989) 839-6000
                                                     --------------------


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On January 23, 2004, Judge Victoria Enyart of the Michigan Tax Tribunal issued her decision in MCV's ongoing tax appeal against the City of Midland for tax years 1997 through 2000. MCV management has estimated that Judge Enyart's decision will result in a refund to MCV for the tax years 1997 through 2000 of approximately $29 million in taxes plus $7 million of interest. In addition, MCV estimates that a refund of taxes (approximately $8 million per year) plus interest will occur for the tax years 2001 through 2003. For 2004 and subsequent years, taxes will also be reduced by approximately $8 million, absent the Michigan Tax Tribunal's ruling.

Judge Enyart's decision is lengthy, totaling 187 pages. MCV is reviewing the decision to fully understand its conclusions and implications. The decision is subject to reconsideration at the Tribunal and/or appeal to the Michigan Appellate Court. MCV management cannot predict the outcome of further proceedings, if any.

The Michigan Tax Tribunal order can be accessed on the internet at: http://www.cis.state.mi.us/ham/tax/pdf/decisions/property/242614.pdf



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.




                                                MIDLAND COGENERATION VENTURE
                                                        LIMITED PARTNERSHIP





Dated:  January 28, 2004                        By: James M. Rajewski
                                                    ----------------------------
                                                    James M. Rajewski
                                                    Chief Financial Officer,
                                                    Vice President
                                                    and Controller






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